ALGODON
WINE ESTATES
PRIVATE ESTANCIAS

PHASE 1
MAP



RUTA NAC. 144
144
MAIN GATE
ADMINISTRATION
VINEYARD HOTEL
DRIVING RANGE
WINERY
CLUBHOUSE & RESTAURANT
TENNIS COURTS
VINEYARD & EQUESTRIAN MEADOWS
WINE & GOLF VILLAGE
WEST VINEYARD VILLAGE
GOLF COURSE
DESERT & VINEYARD VILLAGE
N
E
W
S
DEVELOPMENT PHASE 1
DEVELOPMENT TOTAL

- Lot Available
- Please Inquire
- Deedable
- Building
- Water reservoir
- Golf Hole
- Vineyards
- Fruit or Nut Orchards
- Garden Estate

4,138 acres (1,675 ha)

Estate Lots, Vineyard Estates and Private Estancias

From .5 to 7 acres

- 1.25 hr flight from Buenos Aires
- 20 min drive from San Rafael Airport
- 15 min drive to downtown San Rafael
- 2.5 hr drive to Mendoza City
- 2.5 hr drive to Las Leñas Ski center

ALGODON

WINE ESTATES

PRIVATE ESTANCIAS



SCALE: 1:17500

0 250m 500m 1000m

1 Main entrance and security gate
2 Access road
3 Existing lodge
4 Sport field
5 Racquet center
6 Winery
7 Vineyard
8 Out parcel
9 Single family residential lots
10 Golf course
11 Retail village
12 Farmers market
13 Service area
14 Paddock
15 Equestrian center
16 Equestrian lots
17 Lake
18 Drainageway
19 Luxury Boutique Hotel
20 Hotel branded residences
21 Golf club
22 Driving range
23 Fruit trees orchard
24 Distillery
25 Outfitters club
26 Natural reserve
27 Pedestrian and bike trail
28 Primary Roadway
29 Green energy area
30 Natural reserve ranches
(5 HA approximately)
31 Existing feature roadway
32 Service entrance
33 Truffle garden
34 Equestrian Trail